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                                                                   EXHIBIT 99b
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PACIFICORP                                                        NEWS RELEASE
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FOR FURTHER INFORMATION CONTACT:

Scott Hibbs, for investors, (503) 813-7222
Angela Hult, for investors, (503) 813-7234
Leslie Carlson, for media, (503) 813-7282
Dave Kvamme, for media, (503) 813-7279

October 23, 1998

PACIFICORP ANNOUNCES REFOCUS ON ELECTRICITY
BUSINESS IN THE WEST; $750 MILLION SHARE REPURCHASE
PLAN; SALE OF OTHER BUSINESSES

      PORTLAND, Oregon - PacifiCorp (NYSE: PPW) today announced it will focus on its electricity business in the western United States and sell its other U.S. businesses.

      PacifiCorp also announced a $750 million program to repurchase approximately 13 percent of its shares over the next 12 months. In addition to the share repurchase program, PacifiCorp Group Holdings, the company's unregulated holding company, will make a capital contribution of $500 million to PacifiCorp, the regulated parent company, to repay debt.

      The company will also undertake a cost reduction program aimed at achieving annual pre-tax savings of $30 million from its continuing business.

      "PacifiCorp is returning to its roots," said Keith McKennon, PacifiCorp's Chairman and Chief Executive Officer. "We've spent a lot of time and money trying to 'transform' ourselves into a global energy company without success. I don't think we need to be transformed."

      "We are in a fast growing part of the U.S. with low-cost generation, an extensive transmission grid and a proud history of commitment and service to our customers and communities. We have the opportunity to grow both regulated and unregulated energy businesses in the West. Success in the West will be the platform for building shareholder value," he said.

      "By refocusing on the business we know best, I believe we can achieve our five year target of five percent average annual growth in earnings per share, starting in the year 2000," McKennon said.

      As part of its strategic redirection, PacifiCorp will also terminate all of its business development activities outside the United States and Australia.

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News Release                                                            Page 2
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      In Australia, the company will retain its electricity distribution business, Powercor, and will seek to sell its 19.9 percent equity interest in the Hazelwood power station.

      McKennon said cost reduction is essential. "The company is embarking on an aggressive program to cut overhead costs, with the realization that PacifiCorp must have a smaller management and overhead base."

      These cuts will be in addition to a previous early retirement program, which resulted in a net reduction of about 700 jobs earlier this year. Several officers also will be leaving the company and will not be replaced.

      "We expect additional reductions to come from our staff and support workforce," McKennon said. "We will do that while improving customer service and maintaining reliable electric operations."

      The company will record charges in the fourth quarter associated with its cost reduction efforts.

      In 1999, the company estimates earnings per share will be approximately $1.20, before consideration of any share repurchases. The company's estimate of 1999 earnings per share also does not include the financial impact of the outcome of its general rate case in Utah. Hearings for the rate case are currently in process and a final order is expected from the Utah Public Service Commission by the end of 1998.

      The shortfall in anticipated earnings level for 1999 relative to past performance and market expectations is primarily attributable to higher cost of operations, increased depreciation of capital expenditures and anticipated lower margins on wholesale energy contracts.

      "We are not pleased with this projected 1999 performance," McKennon said. "But we have disappointed investors in the past, and I believe in promising less and delivering more. We intend to deliver."

      The company also announced that its Board of Directors has decided to continue the quarterly dividend on common stock at its current level of $0.27 per share.

      In commenting on the decision to continue the dividend at its current level, McKennon said, "We believe the dividend payout ratio to earnings should be in the 70 percent to 80 percent range, but recognize that it will be higher than that for 1999. We intend to achieve the high end of our dividend payout ratio goal in the year 2000 through improved earnings performance. We have concluded to continue to return shareholder value through the dividend and intend to achieve our payout ratio goal with improved earnings performance."

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News Release                                                            Page 3
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ASSET SALES
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      PacifiCorp expects, over the next 12 months, to divest all of its businesses other than its western U.S. electric business and Powercor, its Australian electricity distribution business, assuming reasonable values can be achieved. The most significant of these businesses include:

      .     TPC Corporation, the company's U.S. natural gas storage and marketing business;
      .     The eastern U.S. electricity trading business of PacifiCorp Power
            Marketing;
      .     EnergyWorks, the company's joint venture with Bechtel Enterprises;
      .     The company's energy development activities in Turkey and the
            Philippines; and
      .     The company's investment in the Hazelwood power station in
            Australia.

      The company has recorded charges totaling $230 million pre-tax in its third quarter financial results for expected losses associated with its planned business divestitures.

SHARE REPURCHASE PROGRAM
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      The repurchase of up to $750 million of outstanding shares of common stock, authorized today by the Board of Directors, represents approximately 13 percent of outstanding shares at today's market price. PacifiCorp currently has 297 million shares outstanding.

      The company expects to repurchase the shares over the next 12 months in open market, privately negotiated, and/or other types of transactions in conformity with the rules of the Securities and Exchange Commission and the New York Stock Exchange.

      "We are committed to improving the performance of our shareholders' investment and this share repurchase program will be an important step toward that goal," said McKennon. "We view PacifiCorp stock as a good investment and a wise use of part of the cash we have raised through non-core asset sales over the last year."

      The company's decision on the size of its share repurchase program and the $500 million capital contribution from PacifiCorp Group Holdings to PacifiCorp also reflects its continued commitment to the financial strength and credit quality of the consolidated company and its U.S. electric utility. It is the company's goal to maintain its "A" credit ratings.

      PacifiCorp is one of the lowest-cost electricity producers in the United States, with more than 10,000 megawatts of generation capacity. The company has 1.4 million electric customers in the western United States and 550,000 customers in the Australian states of Victoria and New South Wales.

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News Release                                                            Page 4
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      The information included in this press release includes certain forward-looking statements that involve a number of risks and uncertainties that may influence the financial performance and earnings of the company.
There can be no assurance the results predicted will be realized.

      The following factors are among those that could cause actual results to differ materially from the forward-looking statements: utility commission practices; economic conditions; weather variations affecting customer usage; energy market competition; environmental, regulatory and tax legislation, including industry restructure and deregulation initiatives; technological developments in the electricity industry; and cost of debt and equity capital. Any forward-looking statements issued by the company should be considered in light of these factors.

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